UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2004

VIROLOGIC, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-30369	94-3234479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

345 Oyster Point Blvd.

South San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 635-1100

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 10, 2004, pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated May 28, 2004, as amended on October 18, 2004, by and among ViroLogic, Inc., a Delaware corporation (“ViroLogic”), Apollo Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of ViroLogic (“Merger Sub I”), Apollo Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of ViroLogic (“Merger Sub II”), and ACLARA BioSciences, Inc., a Delaware corporation (“ACLARA”), Merger Sub I merged with and into ACLARA, with ACLARA surviving as a wholly-owned subsidiary of ViroLogic (the “Merger I”), and following the effectiveness of Merger I, ACLARA as the surviving entity merged with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of ViroLogic (“Merger II,” and together with Merger I, the “Transaction”).

As a result of the Transaction, each outstanding share of ACLARA common stock represents the right to receive 1.7 shares of ViroLogic common stock and 1.7 Contingent Value Rights (“CVR”). The terms of the CVRs are governed by the Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic and U.S. Bank National Association, as trustee. The CVRs provide for a potential cash and/or stock payment of up to $0.88 per CVR depending on the ViroLogic stock price 18 months following completion of the Transaction. The maximum payment under the CVR would be $0.88 per CVR, if ViroLogic’s stock price trades at or below an average price of $2.02 per share during the 15 trading days immediately preceding the eighteen-month anniversary of the closing of the merger, declining to $0.00 per CVR if ViroLogic’s stock averages $2.90 per share or higher during such time. If any payments are to be made on the CVR, the first $0.50 per CVR will be paid in cash. Any payments due beyond the first $0.50 per CVR can be made in cash, ViroLogic common stock or a combination of cash and stock, at the option of ViroLogic. If the current market value of ViroLogic common stock for each trading day in any 30 consecutive trading day period prior to the 18 month anniversary date of the closing of the merger is greater than or equal to $3.50, then the CVRs will automatically extinguish and will no longer represent the right to receive any amount.

The press release announcing the Transaction is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) and (c) Following the Transaction, Alfred Merriweather, chief financial officer of ACLARA, will be appointed as ViroLogic’s Chief Financial Officer; Sharat Singh, Ph.D., ACLARA’s chief technical officer, will assume the title of Chief Technology Officer, Oncology at ViroLogic; and Michael Dunn, ACLARA’s chief business officer, will lead the Company’s oncology business development effort. Karen Wilson, who has served as ViroLogic’s Chief Financial Officer since January 2001, will be retiring to pursue personal interests.

(d) Pursuant to the Merger Agreement, following the Transaction John Mendlein and Thomas Baruch, who served as ACLARA directors, were appointed to the ViroLogic board of directors.

2.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Transaction, ViroLogic amended its Certificate of Incorporation to increase the authorized number of shares of ViroLogic common stock by 100,000,000 shares, to a new total of 200,000,000 shares. A copy of the certificate of amendment filed with the Delaware Secretary of State is attached hereto as Exhibit 3.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

All required financial statements with respect to ACLARA will be filed by amendment pursuant to Item 9.01(a)(4).

(b)	Pro forma financial information.

All required pro forma financial information will be filed by amendment pursuant to Item 9.01(b)(2).

(c)	Exhibits.

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 10, 2004.

10.1(1)	Agreement and Plan of Merger and Reorganization, dated as of May 28, 2004, by and among ViroLogic, Inc., a Delaware corporation, Apollo Acquisition Sub, Inc., a Delaware corporation, Apollo Merger Subsidiary, LLC, a Delaware limited liability company and ACLARA BioSciences, Inc., a Delaware corporation.

10.2(2)	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of October 18, 2004, among ViroLogic, Inc., a Delaware corporation, Apollo Acquisition Sub, Inc., a Delaware corporation, Apollo Merger Subsidiary, LLC, a Delaware limited liability company and ACLARA BioSciences, Inc., a Delaware corporation.

10.3	Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic, Inc., and U.S. Bank National Association as trustee.

99.1	Press Release, dated December 10, 2004.

(1)	Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K filed by ViroLogic, Inc., on June 1, 2004.
(2)	Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K filed by ViroLogic, Inc., on October 19, 2004.

3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROLOGIC, INC.

	By:	/s/ William D. Young
Date: December 10, 2004		William D. Young
Chief Executive Officer

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INDEX TO EXHIBITS

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated December 10, 2004.

10.1(1)	Agreement and Plan of Merger and Reorganization, dated as of May 28, 2004, by and among ViroLogic, Inc., a Delaware corporation, Apollo Acquisition Sub, Inc., a Delaware corporation, Apollo Merger Subsidiary, LLC, a Delaware limited liability company and ACLARA BioSciences, Inc., a Delaware corporation.

10.2(2)	Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated as of October 18, 2004, among ViroLogic, Inc., a Delaware corporation, Apollo Acquisition Sub, Inc., a Delaware corporation, Apollo Merger Subsidiary, LLC, a Delaware limited liability company and ACLARA BioSciences, Inc., a Delaware corporation.

10.3	Contingent Value Rights Agreement, dated December 10, 2004, by and between ViroLogic, Inc., and U.S. Bank National Association as trustee.

99.1	Press Release, dated December 10, 2004.

(1)	Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K filed by ViroLogic, Inc., on June 1, 2004.
(2)	Incorporated by reference to the similarly described exhibit in the Current Report on Form 8-K filed by ViroLogic, Inc., on October 19, 2004.

5.